Exhibit 99(ii)

                                                    CONTACT:
                                                    James C. Rowan Jr.
                                                    Office:  (860) 722-5180

FOR IMMEDIATE RELEASE

                        HSB GROUP, INC. DECLARES DIVIDEND

HARTFORD, Conn., July 20, 1998 -- The Board of Directors of HSB Group, Inc. (NYSE-HSB) today voted to increase the regular quarterly dividend from 40 cents to 42 cents per share. The increased dividend will be payable on October 29, 1998, to shareholders of record at the close of business on October 9, 1998. This marks the 33rd consecutive year that shareholders have received a higher dividend payment and the 128th consecutive year in which Hartford Steam Boiler has paid a dividend, one of the longest records of the New York Stock Exchange.

"The increase in the dividend reflects our Board's continuing confidence in our strategy to grow profitably," said Gordon W. Kreh, president and chief executive officer.

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